1607 Dominion Centre
43 Queen’s Road East
Wanchai, Hong Kong
Telephone : (852) 2529-5500
Fax : (852) 2865-1067
Email : jchc@krestoninternational.com.hk
Web site : http://www.jimmycheungco.com

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
CHINA KANGTAI CACTUS BIO-TECH, INC.

We hereby consent to the use in this Registration Statement of China Kangtai Cactus Bio-Tech, Inc. on Form S-8 dated June 20, 2006 of our report dated March 10 & 29, 2006 of China Kangtai Cactus Bio-Tech, Inc. for the year ended December 31, 2005.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

June 21, 2006

Kreston International with offices in Europe America, The Middle East, The Far East and Australia